EXHIBIT 4.9


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                             SEVENTH AMENDMENT

                                     TO

                  REVOLVING CREDIT AND TERM LOAN AGREEMENT

                   DATED AS OF APRIL 18, 1997, AS AMENDED

                                BY AND AMONG

                        NIAGARA LASALLE CORPORATION
                    (FORMERLY NIAGARA COLD DRAWN CORP.)

                           LASALLE STEEL COMPANY

                                    AND

                  MANUFACTURERS AND TRADERS TRUST COMPANY

                                 CIBC INC.

                          NATIONAL BANK OF CANADA

                      CITIZENS BUSINESS CREDIT COMPANY

                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                    AND

             MANUFACTURERS AND TRADERS TRUST COMPANY, AS AGENT
                 ------------------------------------------

                          Executed April 18, 2000

                       Effective as of March 31, 2000



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                  WHEREAS, NIAGARA LASALLE CORPORATION (formerly NIAGARA
COLD DRAWN CORP.), a Delaware corporation, having its principal office at 110 Hopkins Street, Buffalo, New York ("NCDC"), LASALLE STEEL COMPANY, a Delaware corporation, having its principal office at 1412 150th Street, Hammond, Indiana ("LaSalle") (NCDC and LaSalle being collectively referred to as the "Borrowers", and individually as a "Borrower"), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its principal office at One M&T Plaza, Buffalo, New York ("M&T") and CIBC INC., a Delaware banking corporation having its principal office at 425 Lexington Avenue, New York, New York ("CIBC") and M&T, as administrative, collateral and documentation agent (M&T to be referred to in such capacity as "Agent"), are parties to a Revolving Credit and Term Loan Agreement dated as of April 18, 1997 (the "Original Agreement"); and

                  WHEREAS, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey mutual insurance company having an office at One Gateway Center, Newark, New Jersey ("Prudential") NATIONAL BANK OF CANADA, a Canadian chartered bank having a domestic branch at 125 West 55th Street, New York, New York ("NBC"), and CITIZENS BUSINESS CREDIT COMPANY ("Citizens"), having an office at Six PPG Place, Suite 820, Pittsburgh, Pennsylvania, became parties to the Original Agreement by assignment of portions of the credit commitments of various parties thereto (M&T, CIBC, Citizens, Prudential and NBC being collectively referred to herein as the "Banks", and individually as a "Bank"); and

                  WHEREAS, the Original Agreement was amended by a First Amendment dated as of September 4, 1997 (the "First Amendment") for the purpose, among other things, of providing "Swingline Loans" (as described in the First Amendment) under the credit facilities provided in the Original Agreement; and

                  WHEREAS, the Original Agreement was further amended by a Second Amendment dated as of December 31, 1997 (the "Second Amendment") for the purpose, among other things, of permitting the Borrowers to apply the "1993 Warrant Forced Exercise Net Proceeds Amount" to the repayment of the outstanding and unpaid principal amount of the "Revolving Credit Note" (as such terms are defined in the Original Agreement), and to revise the terms of the Original Agreement with respect to dividends; and

                  WHEREAS, the Original Agreement was further amended with a Third Amendment effective as of May 15, 1998 (the "Third Amendment") for the purpose, among other things, of reducing the interest payable with respect to "LIBOR Rate Loans" (as defined in the Original Agreement), and to provide for the further reduction of the interest payable with respect to LIBOR Rate Loans upon the conclusion of a new collective bargaining agreement with LaSalle's hourly employees in Hammond, Indiana; and

                  WHEREAS, the Original Agreement was further amended by a Fourth Amendment effective as of December 1, 1998 (the "Fourth Amendment") for the purpose, among other things, of increasing by One Million Dollars ($1,000,000) the amount of permitted "Capital Expenditures" (as defined in the Original Agreement) that may be made by the Borrowers in any "Fiscal Year" (as defined in the Original Agreement); and

                  WHEREAS, the Original Agreement was further amended by a Fifth Amendment effective as of May 21, 1999, to, among other things, (a) waive the requirement for mandatory repayment of principal from "Excess Cash Flow" (as defined in the Original Agreement) for the Fiscal Year ended December 31, 1998, and (b) in connection with a business acquisition by a UK subsidiary of Niagara Corporation, permit the Borrowers to provide guaranties to certain banks providing standby letters of credit to support acquisition financing to such UK subsidiary; and

                  WHEREAS, the Original Agreement was further amended by a Sixth Amendment effective as of December 31, 1999, to, among other things,
(a) reduce the required ratio of Consolidated Current Assets to Consolidated Current Liabilities, (b) change the definition of "Majority Banks," (c) clarify the requirement that the consent of the Majority Banks is required in connection with any amendment or waiver of any provision of the Credit Agreement, and (d) extend the termination date of the Revolving Credit Commitment and the Revolving Credit Note to April 17, 2001; and

                  WHEREAS, the Borrowers have requested the Agent and the Banks to further amend the Original Agreement as heretofore amended (as amended, the "Credit Agreement") for the purpose of increasing the aggregate amount of all payments under all Capitalized Leases and payments under operating leases, equipment leases or other leases of real or personal property that may be made by Borrowers and their Subsidiaries in any Fiscal Year without the prior written consent of the Agent from $800,000 to $2,000,000.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Subsection 6.1(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(e) Indebtedness of the of the Borrowers and their Subsidiaries under all Capitalized Leases and payments under operating leases, equipment leases or other leases of real or personal property; provided that the aggregate amount of all payments under all such Capitalized Leases and leases in any Fiscal Year does not exceed Two Million Dollars ($2,000,000); and"

2.  This Seventh Amendment shall be effective as of March 31, 2000.

3. All capitalized terms used herein (including the introductory recitations above), unless otherwise defined herein, have the same meaning provided therefor in the Credit Agreement.

4. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Credit Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent or any Bank may now have or may have in the future under or in connection with the Credit Agreement or any documents referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or in any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Credit Agreement as modified by all amendments thereto, including this Seventh Amendment.

5. The Borrowers hereby represent and warrant, jointly and severally, that upon giving effect to the terms and provisions of this Seventh Amendment no default or Event of Default shall have occurred and be continuing under the terms of the Credit Agreement.

6. This Seventh Amendment may be executed by one or more of the parties to this Seventh Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their respective duly authorized officers.

                                            NIAGARA LASALLE CORPORATION


                                            By: /s/ Raymond Rozanski
                                                ------------------------
                                            Name:  Raymond Rozanski
                                            Title: Executive Vice President


                                            LASALLE STEEL COMPANY


                                            By: /s/ Raymond Rozanski
                                                --------------------------
                                            Name:  Raymond Rozanski
                                            Title: Executive Vice President


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY


                                            By: /s/ Robert J Kush
                                                ---------------------------
                                            Name:  Robert J. Kush
                                            Title: Vice President


                                            CIBC INC.


                                            By: /s/ William J. Koslo, Jr.
                                                ---------------------------
                                            Name:  William J. Koslo, Jr.
                                            Title: Executive Director


                                            CITIZENS BUSINESS CREDIT COMPANY


                                            By: /s/ Ronald A. Donatelli
                                                --------------------------
                                            Name:  Ronald A. Donatelli
                                            Title: Senior Vice President


                                            THE PRUDENTIAL INSURANCE COMPANY OF
                                            AMERICA


                                            By: /s/ William C. Pappas
                                                ----------------------------
                                            Name:  William C. Pappas
                                            Title: Vice President


                                            NATIONAL BANK OF CANADA


                                            By: /s/ R. Uhrig
                                                ---------------------------
                                            Name:  R. Uhrig
                                            Title: Vice President & Manager


                                            By: /s/ Michael S. Woodard
                                                ---------------------------
                                            Name:  Michael S. Woodard
                                            Title: Vice President


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY, AS AGENT


                                            By: /s/ Robert J. Kush
                                                ---------------------------
                                            Name:  Robert J. Kush
                                            Title: Vice President


ACKNOWLEDGMENT
By executing below, Niagara Corporation hereby consents and agrees to the terms and conditions contained in this Seventh Amendment and hereby reaffirms its obligations and liabilities pursuant to the terms of the Unconditional and Continuing Guaranty Agreement by and between Niagara Corporation and Manufacturers and Traders Trust Company, as Agent dated as of April 18, 1997:

NIAGARA CORPORATION


By: /s/ Raymond Rozanski
    ----------------------
Name:  Raymond Rozanski
Title: Vice President